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                                                                    EXHIBIT 12-1

                     CKE RESTAURANTS, INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)

                                                                        Twenty-eight Weeks Ended
                                                                      -----------------------------
                                                                       August 9,          August 10,
                                                                         1999                1998
                                                                      ----------         ----------
    Earnings before fixed charges:
        Income before income taxes and
           extraordinary item....................................     $   29,428         $   45,336
    Fixed charges................................................         45,211             36,593
                                                                      ----------         ----------
                                                                      $   74,639         $   81,929
                                                                      ==========         ==========

    Fixed charges:
        Interest expense.........................................     $   29,170         $   21,842
        Interest component of rent expense (1)...................         16,041             14,751
                                                                      ----------         ----------
                                                                      $   45,211         $   36,593
                                                                      ==========         ==========

    Ratio of earnings to fixed charges...........................           1.7x               2.2x
                                                                      ==========         ==========

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    (1) Calculated as one-third of total rent expense